Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS MARCH TRAFFIC
     TEMPE, Ariz., April 4, 2008 — US Airways Group, Inc. (NYSE: LCC) today reported March and year-to-date 2008 traffic results. Revenue passenger miles (RPMs) for the month were 5.4 billion, down 0.2 percent from March 2007. Capacity was 6.4 billion available seat miles (ASMs), down 2.7 percent from March 2007. Passenger load factor for the month of March was 84.5 percent, up 2.1 points versus March 2007.
     “Our March consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) was up between five and seven percent on a year-over-year basis. While demand has remained strong, given high fuel prices we are taking proactive steps by reducing mainline capacity when compared to 2007 by approximately three to four percent in the back half of this year,” said US Airways’ President, Scott Kirby.
     US Airways ranked third for the month of February amongst the 10 largest U.S. airlines in on-time performance as measured by the Department of Transportation in the Air Travel Consumer Report. Each of the airline’s 36,000 employees will receive $50 as part of the 2008 operational incentive plan, which has paid out for three consecutives months.
     For the month of March 2008, preliminary US Airways’ domestic on-time performance was 79.2 percent with a completion factor of 98.5 percent.
     The following summarizes US Airways Group’s traffic results for the month and year-to date ended March, 31 2008 and 2007, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
March

	2008	2007	% Change
Mainline Revenue Passenger Miles (000)
Domestic	4,333,421	4,492,224	(3.5)
Atlantic	579,262	483,676	19.8
Latin	480,940	428,412	12.3

Total Mainline Revenue Passenger Miles	5,393,623	5,404,312	(0.2)

Mainline Available Seat Miles (000)
Domestic	5,107,896	5,379,485	(5.0)
Atlantic	710,472	639,276	11.1
Latin	566,363	540,439	4.8

Total Mainline Available Seat Miles	6,384,731	6,559,200	(2.7)

Mainline Load Factor (%)
Domestic	84.8	83.5	1.3	pts
Atlantic	81.5	75.7	5.8	pts
Latin	84.9	79.3	5.6	pts

Total Mainline Load Factor	84.5	82.4	2.1	pts

Mainline Enplanements
Domestic	4,436,552	4,756,418	(6.7)
Atlantic	146,488	122,954	19.1
Latin	376,323	336,938	11.7

Total Mainline Enplanements	4,959,363	5,216,310	(4.9)
YEAR TO DATE (US Airways and America West combined)

	2008	2007	% Change
Mainline Revenue Passenger Miles (000)
Domestic	11,798,420	12,104,957	(2.5)
Atlantic	1,439,405	1,198,767	20.1
Latin	1,251,821	1,114,429	12.3

Total Mainline Revenue Passenger Miles	14,489,646	14,418,153	0.5

Mainline Available Seat Miles (000)
Domestic	14,752,403	15,303,452	(3.6)
Atlantic	2,050,533	1,763,082	16.3
Latin	1,530,826	1,489,124	2.8

Total Mainline Available Seat Miles	18,333,762	18,555,658	(1.2)

Mainline Load Factor (%)
Domestic	80.0	79.1	0.9	pts
Atlantic	70.2	68.0	2.2	pts
Latin	81.8	74.8	7.0	pts

Total Mainline Load Factor	79.0	77.7	1.3	pts

Mainline Enplanements
Domestic	12,188,899	12,802,033	(4.8)
Atlantic	366,955	305,185	20.2
Latin	980,433	872,767	12.3

Total Mainline Enplanements	13,536,287	13,979,985	(3.2)
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
March

	2008	2007	% Change
Express Revenue Passenger Miles (000)
Domestic	186,928	217,609		(14.1)

Express Available Seat Miles (000)
Domestic	269,696	296,787		(9.1)

Express Load Factor (%)
Domestic	69.3	73.3	(4.0	) pts

Express Enplanements
Domestic	662,138	744,073		(11.0)
YEAR TO DATE

	2008	2007	% Change
Express Revenue Passenger Miles (000)
Domestic	507,341	587,638		(13.7)

Express Available Seat Miles (000)
Domestic	783,918	865,519		(9.4)

Express Load Factor (%)
Domestic	64.7	67.9	(3.2	) pts

Express Enplanements
Domestic	1,811,796	1,998,128		(9.3)
Notes:
1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
March

	2008	2007	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,520,349	4,709,833	(4.0)
Atlantic	579,262	483,676	19.8
Latin	480,940	428,412	12.3

Total Consolidated Revenue Passenger Miles	5,580,551	5,621,921	(0.7)

Consolidated Available Seat Miles (000)
Domestic	5,377,592	5,676,272	(5.3)
Atlantic	710,472	639,276	11.1
Latin	566,363	540,439	4.8

Total Consolidated Available Seat Miles	6,654,427	6,855,987	(2.9)

Consolidated Load Factor (%)
Domestic	84.1	83.0	1.1	pts
Atlantic	81.5	75.7	5.8	pts
Latin	84.9	79.3	5.6	pts

Total Consolidated Load Factor	83.9	82.0	1.9	pts

Consolidated Enplanements
Domestic	5,098,690	5,500,491	(7.3)
Atlantic	146,488	122,954	19.1
Latin	376,323	336,938	11.7

Total Consolidated Enplanements	5,621,501	5,960,383	(5.7)
YEAR TO DATE

	2008	2007	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	12,305,761	12,692,595	(3.0)
Atlantic	1,439,405	1,198,767	20.1
Latin	1,251,821	1,114,429	12.3

Total Consolidated Revenue Passenger Miles	14,996,987	15,005,791	(0.1)

Consolidated Available Seat Miles (000)
Domestic	15,536,321	16,168,971	(3.9)
Atlantic	2,050,533	1,763,082	16.3
Latin	1,530,826	1,489,124	2.8

Total Consolidated Available Seat Miles	19,117,680	19,421,177	(1.6)

Consolidated Load Factor (%)
Domestic	79.2	78.5	0.7	pts
Atlantic	70.2	68.0	2.2	pts
Latin	81.8	74.8	7.0	pts

Total Consolidated Load Factor	78.4	77.3	1.1	pts

Consolidated Enplanements
Domestic	14,000,695	14,800,161	(5.4)
Atlantic	366,955	305,185	20.2
Latin	980,433	872,767	12.3

Total Consolidated Enplanements	15,348,083	15,978,113	(3.9)

Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

Other Notable Accomplishments
     US Airways is also providing a brief update on notable company accomplishments during the month of March:
•	Reached a tentative agreement on a unified contract with the International Association of Machinists (IAM) District 142 that moves all US Airways’ maintenance-and-related employees to one labor contract.

•	Distributed $49 million in profit sharing payouts to the airline’s 36,000 employees.

•	Inaugurated the airline’s first ever service to London’s Heathrow Airport from US Airways’ international gateway at Philadelphia International Airport.

•	Consolidated flight operational functions at the airline’s operations control center in Pittsburgh, including dispatch, operations control, maintenance control, as well as crew scheduling and system customer service functions.
     US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,500 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of the Star Alliance network, which offers our customers 18,000 daily flights to 965 destinations in 162 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)
Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of changes in fuel prices and significant disruptions in fuel supply; the ability to integrate management, operations and labor groups following the merger; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; reliance on automated systems and the impact of any failure or disruption of those systems; the impact of future significant operating losses; changes in prevailing interest rates; our high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers and reliance on those vendors and service providers; security-related and insurance costs; government legislation and regulation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; interruptions or disruptions in service at one or more of our hub airports; weather conditions; the ability to use pre-merger NOLs and certain other tax attributes; the ability of the Company to maintain adequate liquidity; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; the cyclical nature of the airline industry; the ability to attract and retain qualified personnel; the impact of economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s filings with the SEC, which are available at www.usairways.com
-LCC-